UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 2, 2018

MUTUALFIRST FINANCIAL, INC.

(Exact name of MutualFirst as specified in its charter)

Maryland	000-27905	35-2085640
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 E. Charles Street, Muncie, Indiana	47305-2419
(Address of principal executive offices)	(Zip Code)

MutualFirst’s telephone number, including area code: (765) 747-2800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of MutualFirst under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by checkmark whether MutualFirst is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if MutualFirst has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (the “amendment”) updates information disclosed in a Current Report on Form 8-K filed on May 7, 2018 (the”Original Form 8-K”), relating to disclosure made under Item 5.07, Submission of Matters to a Vote of Security Holders, associated with the MutualFirst Financial, Inc. (the “Company”) Annual Meeting of Shareholders held on May 2, 2018 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently it will conduct future advisory votes on executive compensation. Except as set forth herein, no other modifications have been made to the Original Form 8-K.

ITEM 5.07 Submission of Matters to a Vote of Security Holders.

(d) As previously reported in the Original Form 8-K, at the Annual Meeting, an advisory vote was conducted on the frequency of future advisory votes on executive compensation. The Company’s Board of Directors recommended conducting advisory votes on an annual basis, and a majority of the shares were voted for holding the advisory vote on executive compensation on an annual basis. The Board of Directors has considered the outcome of this advisory vote and has determined that the Company will hold an annual advisory vote on executive compensation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MutualFirst has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUTUALFIRST FINANCIAL, INC.

Date:	November 29, 2018	By:	/s/ David W. Heeter
David W. Heeter, President and Chief Executive Officer